UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 6, 2008

Fresh Harvest Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

280 Madison Ave, Suite 1005 New York, NY 10016	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 889-5904
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.03

Creation of a Direct Financial Obligation of the Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

On October 6, 2008, Fresh Harvest Products, Inc. (the “Company”) entered into a 90 day promissory note with Joseph Cingari (the “Lender”) in the principal amount of $63,000.  The loan proceeds are to be used for the purchase of inventory. The note is secured by the inventory to be purchased of inventory and accounts receivable.  The other principal provisions of the note include:

•

Interest rate of 12.5% per annum;

•

Interest and principal due at the comppletion of the note term;

•

The above notwithstanding, if the Company receives gross equity financing in excess of $100,000 during the term of the note, the Company will prepay the principal at a rate of up to $7,500 per $100,000 in gross equity proceeds received. The amount of this prepayment is to be determined at the sole option of the  Company; and

•

The issuance of 500,000 shares of the Company’s common stock to the Lender upon receipt of the loan proceeds by the Company..

A copy of the secured note is incorporated by reference thereto and attached as an Exhibit 10.1 hereto. The foregoing descriptions of the promissory note is qualified in it’s entirety by reference to the full text of attached exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number

Description

10.1

October 6, 2008 Promissory Note between Fresh Harvest Products, Inc. (borrower) and Joseph Cingari (lender)

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: October 9, 2008	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors